Exhibit 21.1
MARATHON PETROLEUM CORPORATION
LIST OF SUBSIDIARIES
as of December 31, 2013

	Name of Subsidiary	Jurisdiction of Organization/Incorporation
	Blanchard Holdings Company LLC	Delaware
	Blanchard Pipe Line Company LLC	Delaware
	Blanchard Refining Company LLC	Delaware
	Blanchard Terminal Company LLC	Delaware
	Bonded Oil Company	Delaware
	Buckeye Assurance Corporation	Vermont
	Catlettsburg Refining, LLC	Delaware
*	Centennial Pipeline LLC	Delaware
*	Explorer Pipeline Company	Delaware
*	Gravcap, Inc.	Delaware
*	Green Bay Terminal Corporation	Wisconsin
*	Guilford County Terminal Company, LLC	North Carolina
	Hardin Assurance Ltd.	Bermuda
	Hardin Street Holdings LLC	Delaware
*	Johnston County Terminal, LLC	Delaware
*	LOCAP LLC	Delaware
*	LOOP LLC	Delaware
	Mannheim Terminal and Warehousing Service Company	Illinois
	Marathon Canada Marketing, Ltd.	Delaware
	Marathon Carbon Management LLC	Delaware
	Marathon Petroleum Company Canada, Ltd.	Alberta
	Marathon Petroleum Company LP	Delaware
	Marathon Petroleum Logistics Services LLC	Delaware
	Marathon Petroleum Service Company	Delaware
	Marathon Petroleum Supply LLC	Delaware
	Marathon Petroleum Trading Canada LLC	Delaware
	Marathon Pipe Line Company	Nevada
*	Marathon Pipe Line LLC	Delaware
	Marathon PrePaid Card LLC	Ohio
	Marathon Renewable Fuels Corp.	Delaware
	Marathon Renewable Fuels LLC	Delaware
	Marathon Renewable Supply LLC	Delaware
*	Mascoma Corporation	Delaware
	MPC Investment Fund, Inc.	Delaware
	MPC Investment LLC	Delaware
	MPC LOOP Holdings LLC	Delaware
	MPC Trade Receivables Company LLC	Delaware
	MPL Investment LLC	Delaware
	MPL Louisiana Holdings LLC	Delaware
	MPLX GP LLC	Delaware
	MPLX Logistics Holdings LLC	Delaware
*	MPLX LP	Delaware
*	MPLX Operations LLC	Delaware
*	MPLX Pipe Line Holdings LP	Delaware
*	MPLX Terminal and Storage LLC	Delaware
*	Muskegon Pipeline LLC	Delaware

	Niles Properties LLC	Delaware
*	North Dakota Pipeline Company LLC	Delaware
*	Ohio River Pipe Line LLC	Delaware
*	Oil Insurance Limited	Bermuda
*	Oil Spill Response Limited	England & Wales
*	Port Everglades Environmental Corp.	Florida
*	Resource Environmental, L.L.C.	Delaware
	South Houston Green Power, LLC	Delaware
	Speedway LLC	Delaware
	Speedway Petroleum Corporation	Delaware
	Speedway Prepaid Card LLC	Ohio
	Speedway.com LLC	Delaware
	Starvin Marvin, Inc.	Delaware
*	The Andersons Albion Ethanol LLC	Ohio
*	The Andersons Clymers Ethanol LLC	Ohio
*	The Andersons Ethanol Investment LLC	Ohio
*	The Andersons Marathon Ethanol LLC	Delaware
	Williston Basin Pipe Line LLC	Delaware
*	WIP, LLC	Indiana
*	Wolverine Pipe Line Company	Delaware

*	Indicates a company that is not wholly owned directly or indirectly by Marathon Petroleum Corporation